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         SUBSIDIARIES:                                             EXHIBIT (22)

         The Duriron Company, Inc. has direct or indirect subsidiaries all of which (i) are beneficially owned or controlled; (ii) do business under the name under which they are organized and (iii) are included in the consolidated financial statements of the Company. The name and jurisdiction of incorporation of each such subsidiary is set forth below.

                                                                    Jurisdiction
         Name of Subsidiary (a)                                 In Which Incorporated
         ----------------------                                 ---------------------
         Automax Inc.                                           Ohio
         Duriron Canada Inc.                                    Canada
         S.A. Durco Europe N.V.                                 Belgium
         Durco Process Equipment Ltd.                           United Kingdom
         Durco GmbH                                             Germany
         Durco France S.A.R.L.                                  France
         Duriron Foreign Sales Corporation                      Virgin Islands
         Durco Ireland Limited                                  Ireland
         Valtek Incorporated                                    Utah
         Valtek Controls Ltd.                                   Canada
         Valtek Australia Pty. Ltd.                             Australia
         Durco Valtek (Asia Pacific) Pte. Ltd.                  Singapore
         Durco Europe S.A. - Coordination Centre                Belgium
         Durco B.V. Holland                                     Holland
         Davco Equipment Inc.                                   Ohio
         Durco Valtek, S.A.                                     Spain
         Duriron S.r.l.                                         Italy
         Kammer Ventile GmbH                                    Germany
         Kammer Vannes S.A.                                     Switzerland
         Automax U.K. Ltd.                                      United Kingdom
         Automax S.a.r.l.                                       France
         Automax S.r.l.                                         Italy
         Sereg Vannes S.A.                                      France
         Durametallic Corporation                               Michigan
         Pac-Seal Inc. International                            Michigan
         Metal Fab Machine Corporation                          Florida
         Durametallic Mexicana S.A. de C.V.                     Mexico
         Durametallic do Brasil                                 Brazil
         Durametallic Canada Inc.                               Canada
         Durametallic Uruguay                                   Uruguay
         Durametallic Pty. Ltd.                                 New Zealand
         Durametallic Corporation Australia Pty. Ltd.           Australia
         Durametallic G.m.b.H.                                  Germany
         Durametallic Europe N.V.                               Belgium
         Durametallic Argentina S.A.                            Argentina
         Durametallic Australia Holding Company                 Michigan
         Durametallic Europe Holding Company                    Michigan
         Arabian Seals Company, Ltd. (b)                        Saudi Arabia
         Korea Seal Master Company, Ltd. (b)                    Korea
         Durametallic (India) Ltd. (b)                          India
         Durametallic Asia Pte. Ltd. (b)                        Singapore
         Durametallic Malaysia Sdn. Bhd. (c)                    Malaysia


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